Exhibit 99.1

FOR IMMEDIATE RELEASE

Gary W. Gray
Verilink Corporation
510.771.3354
gary.gray@verilink.com

Verilink Reports Second Quarter 2005 Financial Results

Company Reports increased Q2 2005 Revenues of $13.3 Million;
8000 Series VoIP IAD Receives Two Product Awards

Centennial, CO — January 25, 2005 — Verilink Corporation (Nasdaq: VRLK), a leading provider of broadband access solutions, today reported its financial results for the second quarter ended December 31, 2004.

Net sales were $13.3 million, an increase of 8% over the previous quarter and 46% over the year ago Q2 fiscal 2004. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of fiscal 2005 was $2.2 million, or $(0.09) per share, compared to a net loss of $24.5 million or $(1.19) per share for the previous quarter and net income of $264,000, or $0.02 per diluted share in the second quarter of fiscal 2004.

Second quarter GAAP results included acquisition-related and other items totaling $1.0 million, which includes intangible assets amortization of $684,000, restructuring charges of $291,000, and compensation expense of $36,000 related to restricted stock awards. Excluding the effects of these items, non-GAAP loss was $1.1 million or $(0.05) per share, compared to a non-GAAP loss for the previous quarter of $3.0 million or $(0.14) per share. For the previous quarter, the net adjustments to reconcile to the GAAP loss was an impairment charge related to goodwill of $20 million, intangible assets amortization of $572,000, restructuring charges of $443,000, compensation expense of $233,000 related to restricted stock awards, and direct acquisition costs paid and expensed of $287,000. Second quarter fiscal 2004 net income was $479,000 or $0.03 per diluted share. For the year-ago quarter, the net adjustment to reconcile to GAAP income was intangible assets amortization, which totaled $215,000 (see “Use of Non-GAAP Financial Measures” below).

“The continued execution of our strategy to consolidate recent acquisitions and prepare for opportunities for next generation converged communications service access has resulted in increased revenue and reduced losses,” said Leigh S. Belden, President and CEO of Verilink. “During the quarter we made significant progress in business development activities that we believe position us well for continued growth. Chief among these activities was the expansion of our international distribution and customer base, and expansion of our interoperability activities with partners and customers alike. We continued to experience strong sales of our SHARK TDM IADs, and growth in our professional services business. We believe Verilink continues to improve its position as the partner of choice for access to next generation converged service offerings. Further validating Verilink’s unique value proposition, our 8000 series IAD received the “Product of the Year” award for 2004 by Internet Telephony Magazine and “Hot Products for 2005” by Xchange Magazine.”

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Verilink Second Quarter 2005 Summary:

•	Reported revenues of $13.3 million for Q2 fiscal 2005, a 46% increase over the same period in fiscal 2004
•	Improved gross margin by 5 percentage points on a sequential quarter basis to 36% in Q2
•	Achieved another record quarter in shipments of SHARK IADs
•	Professional Services revenues increased 15% on a sequential quarter basis
•	New customer wins in Russia, Greece and Australia
•	Significant interoperability certification activities with Sylantro, Broadsoft, Metaswitch, Nortel, General Bandwidth, and VocalData (Tekelec)
•	3000 Series, 8000 Series and WANsuite IADs added to Alcatel’s world-wide CPE catalog
•	8000 Series IAD Awarded “Product of the Year” for 2004 by Internet Telephony Magazine; “Hot Products for 2005” by Xchange Magazine
•	Renegotiated line of credit with RBC Centura Bank, borrowed the remaining $1.5 million available under the line of credit and complied with all the financial covenants as of quarter end
•	Tim Anderson joined Verilink as Vice President and Chief Financial Officer, bringing 22 years of finance experience to Verilink, including broadband sector and public company experience
•	Announced the move of the Company’s headquarters to Centennial, CO in the metro Denver area

Conference Call Information

A live webcast of the conference call discussing Verilink’s second quarter 2005 financial results is scheduled for January 25, 2005 at 3:00 p.m. MST/5:00 p.m. EST and can be accessed as follows:

Live Webcast: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96086&eventID=997334

A replay of the conference call will be available and can be accessed via the “Investor” section of the Company’s website at www.verilink.com.

Use of Non-GAAP Financial Measures

Non-GAAP income excludes intangible amortization, other acquisition-related expenses, impairment charge, restructuring charges, and other items and is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP net income. Verilink’s management uses non-GAAP income as a financial measure to evaluate performance. Management believes this measure presents the Company’s results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink’s GAAP net income to non-GAAP income is set forth below.

About Verilink Corporation

Verilink Corporation (Nasdaq: VRLK) is a leading provider of broadband access solutions for today’s and tomorrow’s networks. The company develops, manufactures and markets a broad suite of products that enable carriers (ILECs, CLECs, IXCs, and IOCs) and enterprises to build converged access networks to cost-effectively deliver next-generation communications services to their end customers. The company’s products include a complete line of VoIP and TDM-based integrated access devices (IADs), optical access products, wire-speed routers, and bandwidth aggregation solutions including CSU/DSUs, multiplexers and DACS. Verilink also provides turnkey professional services to help carriers plan, manage and accelerate the deployment of new services. The company has operations in Madison, AL, Aurora, CO and Newark, CA with sales offices in the U.S., Europe and Asia. To learn more about Verilink, visit the company’s website at http://www.verilink.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of acquisitions, future product offerings, expected synergies, cost savings, and margins, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability to successfully integrate acquisitions and achieve expected synergies; the ability of the combined company to develop and market successfully and in a timely manner new products and to predict market demand for particular products; the impact of competitive products and pricing and of alternative technological advances; the ability to increase sales of acquired product lines; the impact of cost-saving activities, including the consolidation plans; the sufficiency of cash flow to fund operations; risks associated with the Company’s low level of liquidity and “going concern” paragraph in the report of independent registered public accounting firm for the audited fiscal 2004 financial statements; possible negative effects on our customer base, employees and our ability to obtain additional financing; fluctuations in operating results and general industry and economic conditions; costs associated with internal controls; the impact of price and product competition; the impact of customer concentration and the financial strength of customers; and changes in demand for the Company’s products. A discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in Verilink’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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Verilink, the Verilink logo are registered trademarks of Verilink Corporation. All other trademarks or registered trademarks are the property of the respective owners.

VERILINK CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	December 31, 2004	January 2, 2004	December 31, 2004	January 2, 2004

Net sales	$13,266	$9,089	$25,550	$18,684
Cost of sales(1)	8,518	4,888	17,013	9,359

Gross profit	4,748	4,201	8,537	9,325
Operating expenses:
Research and development(2)	1,744	1,448	3,996	2,832
Selling, general and administrative(3)	4,905	2,690	10,584	4,936
Impairment charge related to goodwill	—	—	19,984	—
Restructuring charges	291	—	734	—

Income (loss) from operations	(2,192)	63	(26,761)	1,557
Interest and other income, net(4)	158	236	371	416
Interest expense	(125)	(35)	(240)	(73)

Income (loss) before provision for income taxes	(2,159)	264	(26,630)	1,900
Provision for income taxes	—	—	—	—

Net income (loss)	$(2,159)	$264	$(26,630)	$1,900

Earnings (loss) per share:
Basic	$(0.09)	$0.02	$(1.23)	$0.13

Diluted	$(0.09)	$0.02	$(1.23)	$0.12

Weighted average shares outstanding:
Basic	22,754	14,768	21,681	14,751

Diluted	22,754	16,385	21,681	16,193

Notes:
(1) Cost of sales includes the following:
Retention bonuses accrued	$12	$—	$24	$—
Compensation expense on stock awards	12	—	27

	$24	$—	$51	$—

(2) Research and development expenses includes the following:
Retention bonuses accrued	$—	$—	$29	$—
Compensation expense on stock awards	$12	$—	$110	—

	$12	$—	$139	$—

(3) Selling, general and administrative expenses includes the following:
Retention bonuses accrued	$12	$—	$57	$—
Compensation expense on stock awards	$12	—	132	—
Direct acquisition costs paid and expensed	$—	—	287	—
Amortization of acquired intangible assets	684	215	1,256	448

	$708	$215	$1,732	$448

(4) Interest and other income, net includes the following
Income from reduction in convertible note due to accrual of retention bonuses noted above	$24	$—	$110	$—

VERILINK CORPORATION
Reconciliation of GAAP Net Income (Loss) to Pro Forma Non-GAAP Income (Loss)
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended

	December 31, 2004	January 2, 2004	December 31, 2004	January 2, 2004

GAAP net income (loss)	$(2,159)	$264	$(26,630)	$1,900
Acquisition-related and other items:
Retention bonuses accrued in connection with XEL acquisition, net of impact from reduction in convertible notes	—	—	—	—
Compensation expense related to stock and restricted stock awards	36	—	269	—
Amortization of acquired intangible assets	684	215	1,256	448
Impairment charge related to goodwill	—	—	19,984
Restructuring charges	291	—	734	—
Direct acquisition costs paid and expensed	—	—	287	—

Pro forma non-GAAP income (loss)	$(1,148)	$479	$(4,100)	$2,348

Pro forma non-GAAP adjustments: The pro forma non-GAAP adjustments above are based on our unaudited consolidated statements of operations for the periods shown. These adjustments relate to other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the NetEngine product line in January 2003, the acquisition of the Miniplex product line in July 2003, the acquisition of XEL Communications, Inc. in February 2004, and the acquisition of Larscom Incorporated in July 2004; compensation expense recorded from stock grants and restricted stock grants awarded following the XEL acquisition; compensation expense related to bonuses to be paid to certain XEL employees after the acquisition, net of impact on convertible notes payable; impairment charge related to goodwill; restructuring charges related to the consolidation of certain operations, administrative, and engineering functions; and direct acquisition costs paid and expensed related to the Larscom acquisition. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

VERILINK CORPORATION
GAAP Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2004	July 2, 2004

ASSETS
Current assets:
Cash and cash equivalents	$1,961	$3,448
Restricted cash	333	—
Accounts receivable, net	8,625	7,881
Inventories, net	8,017	6,010
Other current assets	1,045	941

Total current assets	19,981	18,280
Property held for lease, net	6,172	6,269
Property, plant and equipment, net	2,170	1,381
Goodwill	5,464	9,887
Other intangible assets, net	16,693	9,182
Other assets	413	1,139

Total assets	$50,893	$46,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$19,185	$15,502
Long-term liabilities	6,884	6,262
Stockholders’ equity	24,824	24,374

Total liabilities and stockholders’ equity	$50,893	$46,138